                            Independent Auditors' Consent



The Board of Directors
People's Preferred Capital Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the registration statement.




                                       /s/ KPMG Peat Marwick LLP

Los Angeles, California
July 10, 1997

                              Independent Auditors' Consent
                              -----------------------------



The Board of Directors
People's Bank of California:

We consent to the inclusion of our report dated February 21, 1997, except as to
Note 20 to the consolidated financial statements, which is as of July 1, 1997, with respect to the consolidated statements of financial condition of People's Bank of California (formerly Southern California Federal Savings and Loan Association) as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years then ended, which report appears in Annex 1 of the Preliminary Offering Circular of the Form S-11 of People's Preferred Capital Corporation dated July 10, 1997, and to the reference to our firm under the heading "Experts" in Annex I of the Preliminary Offering Circular.


KPMG Peat Marwick LLP



Los Angeles, California
July 10, 1997